^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2011 FINANCIAL RESULTS

	Columbus, Ohio - February 24, 2012 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported results for the year ended December 31, 2011. The Company plans to file its 2011 Form 10-K on Friday, March 9, 2012 and we urge investors to read and consider the information in that filing. Whenever possible, we will post information on a Friday afternoon so that investors have a maximum amount of time to digest the information.

Revenue increased 13% to $63.8 million for the year compared to 2010. Net operating income for the year was $23.0 million, an increase of 25% from 2010. Net income for the year was $14.3 million, or $4.86 per share, compared to $12.4 million, or $4.48 per share, in 2010. Excluding the corporate investment return, net operating income after tax increased 24% to $14.4 million for the year compared to $11.6 million in 2010. Assets under management ended the year at $8.7 billion as compared to $8.6 billion at the end of 2010.

Operating profit margin increased to 36% for 2011 from 33% for 2010. The Company expects that its operating margin will fluctuate from year to year based on various factors including revenues; investment results; employee performance; staffing levels; development of investment strategies, products, or channels; and industry comparisons.

Cash and Investment Portfolio - the Company had $23.4 million in cash and investments at the end of 2011, up from $17.3 million at the beginning of the year.

Special Dividend - the Company paid a $5.00 per share dividend on December 19, 2011. The 2011 special dividend represents a qualified dividend for tax purposes. Further details regarding the tax character of all special dividends paid by the Company are available at the investor relations section of the Company's website.

2012 Annual Meeting of Shareholders - Diamond Hill announced that the 2012 Annual Shareholder meeting will be held April 25, 2012 at 2:00 pm Eastern Time along with an investor conference call.


			Summary of Results of Operations
		    (in thousands, except per share figures)

					     Three months ended December 31,
					  2011             2010		Change
Revenues:
    Investment advisory		       $ 13,311	        $ 13,619	  -2%
    Mutual fund administration		  1,879		   1,897          -1%
    Total Revenue		       $ 15,190         $ 15,516          -2%

Operating Expenses			  8,873 	   9,272	  -4%
Net Operating Income 			  6,317            6,244           1%

    Investment Return			    781	             974

Net Income Before Taxes			  7,098            7,218 	  -2%
Net Income 			       $  4,453         $  4,464	   0%

Earnings per share (diluted)	       $   1.49	        $   1.60	  -7%
Operating profit margin			   42%		    40%
New client investments,
   net of withdrawals 	                 $69,400         $908,000


					        Year ended December 31,
					  2011             2010		Change
Revenues:
    Investment advisory		       $ 56,016         $ 49,249	  14%
    Mutual fund administration		  7,822		   7,455           5%
    Total Revenue		       $ 63,838         $ 56,704          13%

Operating Expenses			 40,777		  38,231	   7%
Net Operating Income 			 23,061           18,473          25%

    Investment Return			   (67)	           1,205

Net Income Before Taxes			 22,994           19,678 	  17%
Net Income 			       $ 14,353         $ 12,402	  16%

Earnings per share (diluted)	       $   4.86	        $   4.48	   8%
Operating profit margin			   36%		    33%
New client investments,
   net of withdrawals 	                 $3,200       $1,698,000


			  Selected Balance Sheet Data
		    (in thousands, except per share figures)

					      	       December 31,
						  2011             2010
Assets
    Cash equivalents and investment portfolio	$ 23,451	$ 17,303
    Accounts receivable				  10,296	   8,695
    Deferred tax asset				   2,083	     874
    Other assets				   1,890           1,694
    Total assets				$ 37,720	$ 28,566

Liabilities					  19,670	  21,068

Total shareholders' equity			  18,050           7,498

Total liabilities and shareholders' equity	$ 37,720	$ 28,566

Book value per share (a)			$   6.03	$   2.68

Outstanding shares				   2,996	   2,796

(a) - A $5 per share special dividend was paid in December 2011 and a $13 per share special dividend was paid in December 2010.

Beacon Hill Fund Services - For the year ended December 31, 2011, Beacon Hill generated an operating loss of $470 thousand on revenue of $1.8 million compared to an operating loss of $540 thousand on revenue of $1.6 million for the year ended December 31, 2010.

Assets Under Management - As of December 31, 2011, assets under management ("AUM") totaled $8.7 billion, a 1% increase in comparison to December 31, 2010. The following is a roll-forward of AUM activity for the years ended December 31, 2011 and 2010:


						Change in Assets Under Management
					    	 For the Year Ended December 31,
(in millions)						2011		2010
AUM at beginning of the year		       	    $   8,623 	    $   6,283
Net cash inflows (outflows)
	mutual funds	 				   77	          467
	sub-advised mutual funds			   21		  714
	separate accounts	 		  	  (74) 	 	  532
	private investment funds	 	 	  (21)	 	  (15)
		 				  	    3 	 	1,698
Net market appreciation and income              	   45 	          642
Increase during the year		 		   48 	 	2,340
AUM at end of the year  		 	    $   8,671       $   8,623

About Diamond Hill:
Diamond Hill is an independent investment management firm with significant employee ownership and $8.7 billion in assets under management as of December 31, 2011. The firm provides investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds. Diamond Hill's entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and the firm's interests are firmly aligned with its clients through significant investment in its strategies.For more information on Diamond Hill, visit www.diamond-hill.com.


Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of the Company and its subsidiaries.

The Company defines "net operating income after tax" as the company's net operating income less income tax provision, excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the Company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

		 			        Year Ended December 31,
(in thousands, except per share data)		  2011  	 2010
Net operating income, GAAP basis 	        $23,061	       $18,473
Non-GAAP Adjustments:
  Tax provision excluding impact
    of investment return 		 	  8,667		 6,830
Net operating income after tax,
  non-GAAP basis 	 			 14,394		11,643

Net operating income after tax per
  diluted share, non-GAAP basis    	        $  4.88        $  4.21

Diluted weighted average shares outstanding,
  GAAP basis 		 			  2,952		 2,768


The tax provision excluding impact of investment return is calculated by applying the tax rate calculated from the income statement to net operating income.

The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended,and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets;
a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.


					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com